EXHIBIT 4.1
FORM OF SENIOR SECURED CONVERTIBLE NOTE

NEITHER THIS SENIOR SECURED NOTE NOR THE SHARES ISSUABLE UPON ITS CONVERSION HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS SECURITY, ACKNOWLEDGES THAT (1) NEITHER THIS SECURITY NOR THE SHARES ISSUABLE UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, AND (2) THE RIGHT TO CONVERT THIS NOTE INTO SHARES AS SET FORTH HEREIN IS SUBJECT TO LIMITATIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW). THE HOLDER AGREES FOR THE BENEFIT OF THE COMPANY, ANY DISTRIBUTORS OR DEALERS AND ANY SUCH PERSONS’ AFFILIATES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER ACKNOWLEDGES THAT THE PURPOSE OF THE FOREGOING LIMITATION IS, IN PART, TO ENSURE THAT THE ISSUER IS NOT REQUIRED TO REGISTER THIS SECURITY NOR THE SHARES ISSUABLE UPON ITS CONVERSION UNDER THE SECURITIES ACT.

SENIOR SECURED CONVERTIBLE NOTE
$____________    *                                 ____________, 202__
FOR VALUE RECEIVED, the undersigned corporation, ONTRAK, INC., a Delaware corporation (“Company”), hereby promises to pay ACUITAS CAPITAL LLC, a Delaware limited liability company, or any other applicable transferee thereof (collectively, the “Holder”) the principal amount of $_____________ or so much of such principal amount as may be outstanding hereunder.
This Senior Secured Convertible Note (this “Note”) is one of the Notes referred to in the Master Note Purchase Agreement, dated as of April 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Company, certain Subsidiaries of Company party thereto from time to time, as Guarantors, and Acuitas Capital LLC. Capitalized terms used in this Note are defined in the Note Purchase Agreement (including Appendix A thereto), and section references are to sections of Appendix A to the Note Purchase Agreement unless otherwise expressly stated herein. This Note is subject to all of the agreements, terms and conditions contained in the Note Purchase Agreement, all of which are incorporated herein by this reference. This Note may be prepaid, in whole or in part, in accordance with the terms and conditions set forth in the Note Purchase Agreement.
1.    Principal. The outstanding principal balance of this Note is due and payable as provided in the Note Purchase Agreement. All payments by Company of principal, interest, fees and other Obligations shall be made by wire transfer not later than 12:00 p.m. (New York, New York time) on the date specified for payment under the Note Purchase Agreement to the account designated by the Holder in writing (as may be updated by the Holder from time to time) in immediately available funds. Any payment received after 12:00 p.m. (New York, New York time) shall be deemed received on the next Business Day.
2.    Interest. This Note shall bear interest on the unconverted and/or unpaid principal amount hereof from the date issued through conversion or repayment in full thereof (whether by acceleration or otherwise) at the applicable rates set forth in Section 2.7(a), computed in accordance with the Note Purchase Agreement. In addition, upon the occurrence and during the continuance of an Event of Default, this Note shall bear default interest pursuant to the terms set forth in Section 2.9. In no event, however, will interest exceed the Highest Lawful Rate.
3.    Conversion.
3.1    Voluntary Conversion. At any time after the time the Conversion Shares Approval is obtained and until this Note is no longer outstanding, the entire principal amount of this Note, plus all accrued and unpaid interest thereon, shall be convertible, in whole or in part, into shares of the Company’s common stock (such shares, the “Conversion Shares”) at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 8.3 of the Second Amendment). The Holder shall effect conversions by delivering to the Company a Notice of Conversion (in accordance with Section 10.1(a)), the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and any accrued and unpaid interest thereon to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed to have been given to the Company in accordance with Section 10.1(a). To convert this Note, the Holder shall not be required to (a) physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been or is being converted, in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the Conversion Shares on the Share Delivery Date, or (b) provide any medallion guarantee (or other type of guarantee or notarization) on the Notice of Conversion. Conversions of this Note shall have the effect of lowering the outstanding principal amount of this Note and any accrued and unpaid interest thereon in an amount equal to the amounts converted. The Holder and the Company shall maintain records showing the amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one Business Day of the date the Notice of Conversion is given to the Company. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the principal amount of this Note may be less than the amount stated on the face hereof.
3.2    Conversion Price.
(A)    The conversion price in effect on any Conversion Date shall be equal to the lesser of (i) $0.40, subject to adjustment in accordance with Section 3.2(B), and (ii) the greater of (a) the consolidated closing bid price of the Company’s common stock as reported on the Exchange on the Trading Day that is immediately prior to the applicable Conversion Date and (b) $0.15 (the “Conversion Price”).
(B)    If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of its common stock on its outstanding shares of common stock, (ii) subdivides its outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) its outstanding shares of common stock into a smaller number of shares or (iv) issues, in the event of a reclassification of its shares of common stock, any shares of the Company, then, for the purpose of determining the Conversion Price in accordance with Section 3.2(A), the Amendment Closing Price shall be multiplied by a fraction the numerator of which shall be the number of shares of the Company’s common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which shall be the number of shares of the Company’s common stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment made pursuant to clauses (ii) through (iv) of this Section shall become effective immediately after the effective date of such subdivision, combination or re-classification, as applicable.

(C)    If, at any time while this Note is outstanding, a Fundamental Transaction occurs, then, in the case of each such Fundamental Transaction, proper provision shall be made so that upon the basis and the terms and in the manner provided in this Note (subject to the conversion limitations set forth in Section 8.3 of the Second Amendment), the Holder, upon a conversion hereunder at any time after the consummation of such Fundamental Transaction, shall be entitled to receive, in lieu of the Conversion Shares issuable upon conversion of this Note prior to such consummation, the greatest amount of cash, securities or other property to which the Holder would actually have been entitled as an equity holder upon such consummation if the Holder had exercised the conversion rights represented by this Note immediately prior thereto (subject to the conversion limitations set forth in Section 8.3 of the Second Amendment), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 3. Notwithstanding anything to the contrary contained in this Note, the Company will not effect any of the transactions described in this Section 3.2(C) unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any cash, securities or other property upon the exercise of the conversion rights represented by this Note as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (A) the obligations of the Company under this Note (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Note) and (B) the obligation to deliver to the Holder such cash, securities or other property as, in accordance with the foregoing provisions of this Section 3.2(C), the Holder may be entitled to receive, and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to the Holder, stating that this Note shall (subject to the conversion limitations set forth in Section 8.3 of the Second Amendment) thereafter continue in full force and effect and the terms hereof (including all of the provisions of this Section 3) shall be applicable to the cash, securities or other property that such Person may be required to deliver upon any exercise of the conversion rights under this Note or the exercise of any other rights pursuant hereto.
3.3    Mechanics of Conversion.
(A)    Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and any accrued and unpaid interest thereon to be converted by (y) the Conversion Price.
(B)    Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, the Conversion Shares to Holder.
(C)    Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to Holder by the Share Delivery Date, in addition to any other rights available to Holder, Holder shall be entitled to elect, by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind the conversion described in the applicable Notice of Conversion, in which event the Company shall promptly return to Holder any original Note delivered to the Company and Holder shall promptly return to the Company any Conversion Shares issued to Holder in respect of the rescinded conversion.
(D)    Obligation Absolute; Partial Liquidated Damages. Subject to the conversion limitations set forth in Section 8.3 of the Second Amendment, the Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder shall elect to convert any or all of the outstanding principal amount of this Note or any accrued and unpaid interest thereon, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, unless an injunction from a court restraining and or enjoining conversion of all or part of this Note is in effect. If the Company fails for any reason to deliver to the Holder any Conversion Shares the Company is obligated to issue and deliver to Holder upon conversion of this Note by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 for each Trading Day after such Share Delivery Date that the Conversion Shares are not delivered to Holder until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver Conversion Shares by the Share Delivery Date and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(E)    Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder any Conversion Shares by the Share Delivery Date and if after such Share Delivery Date Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or Holder’s brokerage firm otherwise purchases, shares of the Company’s common stock to deliver in satisfaction of a sale by Holder of the Conversion Shares that Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (a) pay in cash to the Holder (in addition to any other remedies available to the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of the Company’s common stock so purchased exceeds (y) the product of (1) the aggregate number of Conversion Shares that Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (b) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Conversion Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 3.3(B). For example, if the Holder purchases shares of the Company’s common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (a) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of Holder’s total purchase price (including any brokerage commissions) for the shares of the Company’s common stock so purchased and the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions). Nothing herein shall limit Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.
(F)    Shares Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized and unissued shares of common stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Company’s common stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Note Purchase Agreement) be issuable upon the conversion of this Note hereunder into shares of the Company’s common stock. The Company covenants that all Conversion Shares shall, when issued in accordance with the terms hereof and the Note Purchase Agreement, be duly authorized, validly issued, fully paid and nonassessable.

(G)    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Company shall, at its election, either (a) pay to Holder an amount in cash equal to such fraction multiplied by the Conversion Price or (b) round up to the next whole share.
(H)    Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of Holder and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
4.    Event of Default. As provided in Section 8.1, (1) upon the occurrence of any Event of Default described in Section 8.1(f) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or 8.1(g) (Voluntary Bankruptcy; Appointment of Receiver, Etc.), automatically, and (2) upon the occurrence of any other Event of Default and upon notice to Company by Purchaser, (a) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Note Party: (I) the unpaid principal amount of and accrued interest on the Notes and (II) all other Obligations; and (b) Purchaser may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.
*PRINCIPAL AMOUNT IS SUBJECT TO CHANGE IN ACCORDANCE WITH THE TERMS OF THE NOTE PURCHASE AGREEMENT.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Note Purchase Agreement.
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IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

ONTRAK, INC.
By: ___________________________
Name:_________________________
Title:__________________________

ANNEX A
NOTICE OF CONVERSION
The undersigned hereby elects to convert the principal amount of the Senior Secured Convertible Note issued by ONTRAK, INC. (the “Company”) with the issuance date shown below, plus the accrued and unpaid interest thereon as shown below, into shares of the Company’s common stock in accordance with and pursuant to the terms of said Senior Secured Convertible Note. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion Date:

Principal amount to be converted:	$

Payment of interest in common stock	___	Yes	___	No
If yes, dollar amount of interest to be converted.	$

Number of shares of common stock to be issued:	$
Address for Delivery of Common Stock Certificates:

Holder:
Signature:
Printed Name:

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